Exhibit 10.1

DO NOT DESTROY THIS NOTE: When paid, this Note, with the Deed of Trust securing same, must be surrendered to trustee under the Deed of Trust for cancellation before reconveyance will be made.

NOTE SECURED BY DEED OF TRUST

INSTALLMENT - INTEREST (FIXED) INCLUDED

$3,400,000.00	Loan No.00003
Account No.422525
633 West Fifth Street, Tenth Floor
Los Angeles, CA 90071
June 3, 2004

On July 1, 2024 (“Maturity Date”), Daily Journal Corporation, a South Carolina corporation (“Borrower”) promises to pay in immediately available funds to the order of City National Bank, a national banking association (“CNB”), at its office set forth above, the principal sum of Three Million Four Hundred Thousand and 00/100 Dollars ($3,400,000.00), or so much thereof as may be outstanding, with interest thereon to be computed from the date of its disbursement at a rate computed on a basis of a 360-day year, actual days elapsed, equal to Six and Eighty-Four Hundredths percent (6.84%) (“Interest Rate”).

Principal and interest together are payable in installments of Twenty-Six Thousand Two Hundred Thirty-Eight and 90/100 Dollars ($26,238.90) each month commencing with the first day of August, 2004, and continuing thereafter on the same day of each month until maturity, as above stated, when all unpaid interest and principal shall be payable. The above stated monthly payments of principal and interest will amortize the loan in twenty (20) years. CNB acknowledges that no Prepayment Penalty applies to this Note.

This Note is secured by a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith (“Deed of Trust”) covering certain real and personal property, as therein described (the “Property”). It may also he secured by other collateral. This Note and the Deed of Trust are two of several Loan Documents, as defined and designated in a Supplemental Terms Letter (“Supplemental Terms Letter”) of even date herewith between CNB and Borrower. Some or all of the Loan Documents, including the Supplemental Terms Letter, contain provisions for the acceleration of the maturity of this Note.

The occurrence of any of the following with respect to Borrower or any guarantor of this Note or any general partner of Borrower or such guarantor, shall constitute an “Event of Default” hereunder:

1.	The failure to make any payment of principal or interest when due under this Note;

2.	The filing of a petition by or against any of such parties under any provisions of the Bankruptcy Code;

3.	The appointment of a receiver or an assignee for the benefit of creditors;

4.	The commencement of dissolution or liquidation proceedings or the disqualification of any such parties which is a corporation, partnership, joint venture or any other type of entity;

5.	Any financial statement provided by any of such parties to CNB is false or misleading;

6.	Any sale or transfer of all or a substantial or material part of the assets of any of such parties other than in the ordinary course of business; or

7.	Any violation, breach or default under any letter agreement, security agreement, deed of trust or any other contract or instrument executed in connection with this Note or securing this Note.

Upon the occurrence of an Event of Default, CNB, at its option, may declare all sums outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower. Borrower agrees to pay all costs and expenses, including reasonable attorneys’ fees, expended or incurred by CNB (or allocable to CNB’s in-house counsel) in connection with the enforcement of this Note or the collection of any sums due hereunder and irrespective of whether suit is filed. Upon the occurrence and during the continuance of an Event of Default, the unpaid principal balance hereunder shall bear additional interest at a rate of five percent (5.0%) per year higher than the interest rate as determined and computed above.

Borrower shall pay to CNB a late charge of 6% or $5.00, whichever is greater, of each and every monthly installment not received by CNB on or before the tenth (10th) day after the installment is due.

The Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filling securing this Note contains the following provision:

SHOULD THE TRUSTOR WITHOUT THE PRIOR WRITTEN CONSENT OF BENEFICIARY, SELL, CONVEY, TRANSFER, DISPOSE OF OR ENCUMBER THE PROPERTY OR ANY PART THEREOF OR ANY INTEREST THEREIN, ENTER INTO A LEASE COVERING ALL OR ANY PORTION THEREOF OR AN UNDIVIDED INTEREST THEREIN, WHETHER VOLUNTARILY, INVOLUNTARILY OR OTHERWISE, OR ENTER INTO AN AGREEMENT SO TO DO WITHOUT THE PRIOR WRITTEN CONSENT OF BENEFICIARY BEING FIRST HAD AND OBTAINED, OR SHOULD ANY HOLDER OF AN EQUITY INTEREST IN TRUSTOR TRANSFER OR ENCUMBER SUCH INTEREST, WHETHER VOLUNTARILY, INVOLUNTARILY OR OTHERWISE (ANY SUCH EVENT, AN “ACCELERATING TRANSFER”), THEN BENEFICIARY MAY AT ITS OPTION DECLARE ALL SUMS SECURED HEREBY IMMEDIATELY DUE AND PAYABLE. THIS PROVISION SHALL APPLY TO EACH AND EVERY SALE, CONVEYANCE. TRANSFER, DISPOSITION OR ENCUMBRANCE, REGARDLESS OF WHETHER OR NOT BENEFICIARY HAS CONSENTED TO, OR WAIVED, ITS RIGHT HEREUNDER, WHETHER BY ACTION OR NON-ACTION, IN CONNECTION WITH ANY PREVIOUS SALE, CONVEYANCE, TRANSFER, DISPOSITION OR ENCUMBRANCE, WHETHER ONE OR MORE.

Should this Note be signed by more than one person and/or firm and/or corporation, all of the obligations herein contained shall be considered joint and several obligations of each signer hereof.

“BORROWER”

Daily Journal Corporation,
a South Carolina corporation

By:	/s/ Gerald L. Salzman
Gerald L. Salzman, President